                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 EXEL LIMITED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 EXEL LIMITED

                               ----------------

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON MARCH 31, 1998

                               ----------------

                                                              Hamilton, Bermuda
                                                              February 17, 1998

TO THE SHAREHOLDERS OF EXEL LIMITED:

  Notice is Hereby Given that the Annual General Meeting of Shareholders of EXEL LIMITED (the "Company") will be held at the Hyatt Regency Grand Cayman, Grand Cayman, Cayman Islands, British West Indies, on Tuesday, March 31, 1998, at 8:30 a.m. local time for the following purposes:

  1. To elect four Class II Directors to hold office until 2001;

  2. To appoint Coopers & Lybrand, Bermuda, to act as the independent auditors of the Company for the fiscal year ending November 30, 1998; and

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only Shareholders of record, as shown by the transfer books of the Company at the close of business on February 17, 1998, are entitled to notice of and to vote at the Annual General Meeting.

  PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. A PROXY NEED NOT BE A SHAREHOLDER OF THE COMPANY.

                                          As ordered,

                                          Brian M. O'Hara,
                                          President and Chief Executive
                                           Officer

                                 EXEL LIMITED

                      CUMBERLAND HOUSE, HAMILTON, BERMUDA

                               ----------------

                                PROXY STATEMENT

                                      FOR

                  THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON MARCH 31, 1998

                               ----------------

                                                              February 17, 1998

  The accompanying proxy is solicited by the Board of Directors of EXEL Limited (the "Company") to be voted at the Annual General Meeting of Shareholders of the Company to be held on March 31, 1998, and any adjournments thereof.

  When such proxy is properly executed and returned, the Ordinary Shares, par value U.S.$0.01 per share (the "Ordinary Shares" or "Shares"), of the Company it represents will be voted at the meeting on the following: (1) the election of the four nominees for Class II Directors identified herein; (2) the appointment of Coopers & Lybrand, Bermuda ("Auditors"), to act as the independent auditors of the Company for the fiscal year ending November 30, 1998; and (3) such other business as may properly come before the meeting or any adjournments thereof.

  Any Shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Secretary of the Company in writing, by voting in person at the Annual General Meeting or by execution of a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

  Shareholders of record as of the close of business on February 17, 1998, will be entitled to vote at the meeting. As of February 17, 1998, there were outstanding 84,640,668 Ordinary Shares entitled to vote at the meeting, with each Share entitling the holder of record on such date to one vote (subject to certain provisions of the Company's Articles of Association--see "Beneficial Ownership").

  This Proxy Statement, the attached Notice of Annual General Meeting of Shareholders and the accompanying proxy card are first being mailed to Shareholders on or about March 2, 1998.

  Other than the approval of the minutes of the 1997 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in the Notice of Annual General Meeting of Shareholders. If any such matter comes before the meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

  Directors will be elected at the Annual General Meeting by a majority of the votes cast at the meeting by the holders of Shares represented in person or by proxy at the meeting, provided there is a quorum (consisting of holders of at least fifty per cent of the outstanding Shares being present in person or by proxy). Approval of the appointment of the Auditors will be by similar vote.

  All Ordinary Share and related information contained herein has been adjusted for a one-for-one share dividend paid to shareholders of record on July 26, 1996.

                             BENEFICIAL OWNERSHIP

The following table lists the beneficial ownership of each person or group who, as of a recent date, owned, to the Company's knowledge, more than five percent of the Company's Ordinary Shares:

                                                                     PERCENTAGE
                                                                         OF
                                                          NUMBER OF  OUTSTANDING
      NAME AND ADDRESS                                      SHARES    SHARES(1)
      ----------------                                    ---------- -----------
      Oppenheimer Group, Inc............................. 16,780,000   19.82%
       Oppenheimer Tower
       World Financial Centre
       New York, New York 10281
      Capital Group Companies............................ 14,755,830   17.43%
       333 South Hope Street
       Los Angeles, California 90071
      Scudder, Stevens & Clark, Inc......................  6,265,000    7.40%
       345 Park Avenue
       New York, New York 10154

--------
(1) Each Ordinary Share has one vote, except that if, and so long as, the Controlled Shares (as hereinafter defined) of any person constitute ten percent (10%) or more of the issued Ordinary Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company's Articles of Association. "Controlled Shares" include, among other things, all Ordinary Shares which such person is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934).

                              BOARD OF DIRECTORS

  The Company's Articles of Association provide that the Board of Directors shall be divided into three classes designated Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

  The term of office for each Director in Class I expires at the Annual General Meeting in 2000; the term of office for each Director in Class II expires at the Annual General Meeting in 1998; and the term of office for each Director in Class III expires at the Annual General Meeting in 1999; and at each Annual General Meeting the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election.

  In fiscal 1997, there were seven meetings of the Board and all incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. The Board of Directors has passed a resolution that if a Director does not attend 50% of the Board meetings during his term, such Director will not be eligible for nomination for reelection unless the Board feels there are exceptional reasons to retain such Director.

  The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee.

AUDIT COMMITTEE

  The Audit Committee of the Board of Directors meets with the Company's independent accountants to discuss the scope and results of their audit and to review the adequacy of the Company's accounting and control system. The Committee reviews the audit fee and considers issues raised by its members, the independent accountants and management. Each year the Audit Committee recommends to the Board an independent accounting firm to audit the financial statements of the Company. Messrs. Gould, Heap, Rance and Thornton and Dr. Thrower comprised the Audit Committee. The Audit Committee met four times during fiscal 1997.

COMPENSATION COMMITTEE

  The Compensation Committee reviews the performance of corporate officers, establishes overall employee compensation policies and recommends to the Board of Directors major compensation programs. No member of the Compensation Committee is a member of management or eligible for compensation from the Company other than as a Director. Messrs. Clements, Hatcher and Heap comprised the Compensation Committee. The Compensation Committee met five times during fiscal 1997.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

  The Nominating and Corporate Governance Committee makes recommendations to the Board as to nominations for the Board (including qualifications and criteria for Board and Committee memberships) and compensation for Board and Committee members, as well as structural, governance and procedural matters. Messrs. Esposito, Clements, Loudon and O'Hara and Dr. Parker comprised the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met five times during fiscal 1997.

FINANCE COMMITTEE

  The Finance Committee reviews capital issues, dividend policy, acquisitions and overall investment policy. Messrs. Esposito, Loudon, O'Hara, Senter, Thornton and Weiser and Dr. Parker comprised the Finance Committee. The Finance Committee met ten times during fiscal 1997.

DIRECTORS COMPENSATION

  During fiscal 1997, all Directors, except for Directors who are also employees of the Company, received an annual fee of $25,000 plus $3,000 per meeting. Committee Chairmen received an annual fee of $3,000 and all Committee members an attendance fee of $1,000 per meeting. Directors may elect to have all or part of the Board annual retainer paid in the form of shares, with a market value amount equal to 110% of such retainer fee elected, in accordance with the terms of the Directors Stock & Option Plan.

  For fiscal 1997, the following Directors elected to defer all or a portion of their annual retainer:

                                                             AMOUNT  SHARE UNITS
      DIRECTORS                                             DEFERRED  CREDITED
      ---------                                             -------- -----------
      Robert S. Parker..................................... $15,000      435
      Alan Z. Senter....................................... $25,000      726
      John T. Thornton..................................... $25,000      726
      Ellen E. Thrower..................................... $15,000      435
      John W. Weiser....................................... $25,000      726

  On December 1, 1996, all non-employee Directors were granted 2,000 options exercisable at $37.875 per share (the Fair Market Value on December 1, 1995) pursuant to the terms of the Directors Stock & Option Plan. As of December 4, 1996, the automatic stock option grants to non-employee Directors under the Directors Stock & Option Plan were eliminated and non-employee Directors are eligible to receive awards under the 1991 Performance Incentive Program.

  A Retirement Plan for Non-Employee Directors (the "Retirement Plan") was implemented effective July 1, 1994, to provide the Directors with a pension on the termination of service for a period equal to the time served as a Director. The amount to be paid to each Director was to equal the annual retainer at the date of termination of service multiplied by the number of years served on the Board. Except in the case of two directors for whom the plan will continue, the Retirement Plan was terminated in 1997 and, under the Company's Stock Plan for Non-employee Directors (the "Stock Plan"), the present value of the accrued benefits of each Director under the Retirement Plan was converted into an equivalent amount of Ordinary Share units (each unit corresponding to one Ordinary Share.) In addition, under the Stock Plan, as of December 1 of each year, Ordinary Share units are credited to the account of each non-employee Director (other than the Directors who continue to accrue benefits under the Retirement Plan). The number of Ordinary Share units credited each year is equal to the annual retainer fee divided by the fair market value of an Ordinary Share on each December 1. Benefits under the Stock Plan will be distributed in the form of Ordinary Shares following termination of a non-employee Director's service on the Board.

  Michael P. Esposito, Jr.'s annual compensation as Chairman of the Board with respect to fiscal 1997 comprised a salary of $250,000, pension contributions of $25,000, bonus of $150,000, a grant of 10,815 incentive stock options at an exercise price of $64.6875 per share and a grant of 39,185 options at an exercise price of $61.50 per share.

CERTAIN TRANSACTIONS

  Certain Shareholders of the Company and their affiliates, including the employers of or entities otherwise associated with certain of the Directors, have purchased insurance from the Company's subsidiaries on terms the Company believes were no more favorable to the insured than those made available to non-affiliated customers.

  Through its subsidiaries, the Company has engaged and may continue to engage, in the ordinary course of its business, in insurance, reinsurance, investment or other transactions with affiliates of J&H Marsh & McLennan Companies, Inc. (collectively "J&H Marsh") or companies in which J&H Marsh has equity interests, including Marsh & McLennan Risk Capital Corp. ("MMRCC") and Risk Capital Reinsurance Company ("RCRe"). Robert Clements, a Director of the company, is a consultant to MMRCC and has been the Chairman of Risk Capital Holdings, Inc., the parent company of RCRe, since its formation in 1995.

  The Company has provided to Mr. O'Hara, the President and Chief Executive Officer of the Company, Chairman and Chief Executive Officer of X.L. Insurance Company, Ltd. ("X.L.") and Chairman of X.L. Global Reinsurance Company, Ltd. ("XLGRe"), a facility to borrow up to $1 million from the Company. This facility does not bear interest unless Mr. O'Hara terminates his employment with the Company, at which time the interest will be the applicable United States Federal rate for long-term loans determined in accordance with Section 1274(d) of the United States Internal Revenue Code of 1986, as amended. The facility requires repayment of amounts drawn in ten annual installments. Mr. O'Hara did not borrow any funds under this facility in fiscal 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company is not aware of any Director or officer who failed to file on a timely basis disclosure reports required by Section 16 of the Securities Exchange Act of 1934, except that certain Forms 4 were filed after their date due.
                           I. ELECTION OF DIRECTORS

  At the Annual General Meeting, four Directors are to be elected to hold office until the 2001 Annual General Meeting. All of the nominees are currently serving as Directors and, with one exception, have been elected by the Shareholders at prior meetings. Robert V. Hatcher, Jr. was appointed as a Director in June 1997 to fill a newly created directorship pursuant to the Company's Articles of Association. The remaining Directors of the Company will continue to serve in accordance with their previously elected term.

  Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director is set forth below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES.

                    NOMINEES FOR WHOM PROXIES WILL BE VOTED

 Nominees for Class II Directors whose terms expire in 2001:

  Robert V. Hatcher, Jr., age 67, has been a Director of the Company since June 1997. Mr. Hatcher served as Chairman of Johnson & Higgins from 1982 until his retirement in 1990. Mr. Hatcher also serves as a director of Media General.

  Brian M. O'Hara, age 49, has been President and Chief Executive Officer of the Company since 1994 and a Director of the Company since 1986, having previously served as Vice Chairman of the Company from 1987 to 1994. He has also served as Chairman and Chief Executive Officer of X.L. since December 1995, having served as Chairman, President and Chief Executive Officer from 1994, as President and Chief Executive Officer from 1992, and as President and Chief Operating Officer from 1986. Mr. O'Hara also serves as a director of Mid Ocean Limited.

  John T. Thornton, age 60, has been a Director of the Company since 1988. Mr. Thornton has served as Executive Vice President and Chief Financial Officer of Norwest Corporation since 1987.

  John Weiser, age 66, has been a Director of the Company since 1986. Mr. Weiser served as Senior Vice President and director of Bechtel Group, Inc. from 1980 to 1997 and continues as a director thereof. Mr. Weiser also served as President of Bechtel Enterprises, Inc. from 1988 to 1992 and as General Counsel of Bechtel Group, Inc. from 1980 to 1988 and from 1992 to 1994.

         DIRECTORS WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THIS MEETING

 Class III Directors whose terms expire in 1999:

  Robert Clements, age 65, has been a Director of the Company since 1986. Mr. Clements served as Chairman of Marsh & McLennan Risk Capital Corp. from 1994 to 1996. He served as President of Marsh & McLennan Companies, Inc. from 1992 to 1994 and has been a director of Marsh & McLennan Companies, Inc. since 1981. He previously served as President and Chairman of the Board of Marsh and McLennan, Incorporated from 1985 and 1988, respectively. Mr. Clements also serves as Chairman and director of Risk Capital Holdings, Inc., the parent company of RCRe.

  Michael P. Esposito, Jr., age 58, has been Chairman of the Board since 1995 and a Director of the Company since 1986. Mr. Esposito has been Vice Chairman of Inter-Atlantic Capital Partners, Inc. since 1995. Mr. Esposito served as Chief Corporate Compliance, Control and Administration Officer of The Chase Manhattan Corporation from 1991 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1991. Mr. Esposito serves as a director of Mid Ocean Limited, Risk Capital Holdings, Inc. and Forest City Enterprises.

  Cyril Rance, age 63, has been a Director of the Company since 1990. Mr. Rance served as President and Chief Executive Officer of the Bermuda Fire & Marine Insurance Co. Ltd. from 1985 to 1990.

  Ellen E. Thrower, age 51, has been a Director of the Company since December 1995. Dr. Thrower has been President and Chief Executive Officer of The College of Insurance since 1988.

 Class I Directors for terms to expire in 2000:

  Gilbert Gould, age 47, has been a Director of the Company since 1987. Mr. Gould has served as Manager of Financial Services for Southern California Edison Company since 1993. He previously served as Manager of Insurance for Southern California Edison Company from 1984 to 1993.

  Ian R. Heap, age 72, has been a Director of the Company since 1987 and was Chairman of the Board of the Company from 1988 to 1992. He was President and Chief Executive Officer of the Company and X.L. from 1987 to 1988. From 1992 to 1993 he served as President and Chief Executive Officer of Mid Ocean Reinsurance Company Ltd. Mr. Heap also serves as a director of Risk Capital Holdings, Inc.

  John Loudon, age 61, has been a Director of the Company since 1992. Mr. Loudon has been Chairman of Caneminster Ltd., a British investment company, since 1991 and previously served as Chairman of Warrior International Limited from 1988 to 1991. Mr. Loudon also serves as a director of Heineken N.V., Derby Trust plc, Ocean Group plc, SHV Holdings N.V., Hiscox plc, and Aall Trust & Banking Corporation Limited.

  Robert S. Parker, age 60, has been a Director of the Company since 1991. Dr. Parker was Dean of the School of Business Administration at Georgetown University from 1986 to 1997, when he retired to serve as Dean Emeritus and the Robert S. Parker Professor of Strategy and Finance. Dr. Parker also serves as a director of Back Bay Restaurant Group, Inc. and Middlesex Mutual Assurance Company.

  Alan Z. Senter, age 56, has been a Director of the Company since 1986. Mr. Senter served as Executive Vice President and Chief Financial Officer of Nynex Corporation from 1994 to 1997. Mr. Senter served as Principal of Senter Associates, a financial advisory company, from 1993 to 1994. Mr. Senter served as a director and Executive Vice President and Chief Financial Officer of International Specialty Products and GAF Corporation from 1992 to 1993. Mr. Senter previously served as the Vice President and Senior Financial Officer of Xerox Corporation from 1990 to 1992. Mr. Senter also serves as a director of InterVu, Inc.

          EQUITY SECURITIES OWNED BENEFICIALLY AS OF JANUARY 31, 1998

  The following table summarizes the beneficial ownership as of January 31, 1998, of the Shares of the Company by each Director and executive officer of the Company for the year ended November 30, 1997, and all such Directors and executive officers of the Company as a group.

                                                 NUMBER OF NUMBER OF
      NAME                                        SHARES   OPTIONS(1) TOTAL (2)
      ----                                       --------- ---------- ---------
      Robert Clements...........................   38,591     14,000     52,591
      K. Bruce Connell..........................   32,000    137,800    169,800
      Robert J. Cooney (3)......................   98,550    309,000    407,550
      Michael P. Esposito, Jr. (4)..............   28,136    170,000    198,136
      Gilbert Gould.............................    2,523     14,000     16,523
      Christopher V. Greetham...................   11,000     55,000     66,000
      Robert V. Hatcher, Jr.....................    1,024      9,000     10,024
      Ian R. Heap...............................    4,000     14,000     18,000
      John Loudon...............................    2,580     14,000     16,580
      Brian M. O'Hara...........................  334,980    764,490  1,099,470
      Robert S. Parker..........................    3,361     14,000     17,661
      Cyril Rance...............................    6,533     14,000     20,533
      Alan Z. Senter............................    3,308     14,000     17,308
      John T. Thornton..........................   10,162     14,000     24,162
      Ellen E. Thrower..........................    2,091     12,000     14,091
      Brian G. Walford..........................  203,000    129,000    332,000
      John W. Weiser............................   31,913     14,000     45,913
                                                  -------  ---------  ---------
      All Directors and executive officers of
       the Company as a group (17 individuals)..  814,052  1,712,290  2,526,342
                                                  =======  =========  =========

--------
(1) Includes all outstanding options, whether or not currently exercisable.
(2) To the Company's knowledge, no Director or executive officer other than Mr. O'Hara, who had a beneficial ownership interest in approximately 1.3% of the outstanding Ordinary Shares as of January 31, 1998, had a beneficial ownership interest in excess of 1% of the outstanding Ordinary Shares as of such date. As a group, all Directors and executive officers of the Company had a beneficial ownership interest in approximately 3.0% of the outstanding Ordinary Shares as of January 31, 1998. The percentages of outstanding Ordinary Shares are calculated separately for each Shareholder and for all Directors and executive officers of the Company as a group on the basis of the number of outstanding Ordinary Shares as of January 31, 1998.
(3) Excludes 5,050 shares owned by Mr. Cooney's family as to which Mr. Cooney disclaims beneficial ownership.
(4) Includes 4,000 shares that Mr. Esposito owns indirectly.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table shows the compensation of the five most highly compensated executive officers of the Company for services paid for or rendered with respect to fiscal 1997 to the Company and its subsidiaries in all capacities:

                                                                                 LONG-TERM COMPENSATION
                                                                     -----------------------------------------------
                                   ANNUAL COMPENSATION                      AWARDS                  PAYOUTS
                         ------------------------------------------- --------------------- -------------------------
                                                                     RESTRICTED SECURITIES LONG-TERM
   NAME AND PRINCIPAL                                 OTHER ANNUAL     STOCK    UNDERLYING INCENTIVE    ALL OTHER
        POSITION         YEAR  SALARY       BONUS    COMPENSATION(1)   AWARDS    OPTIONS    PAYOUTS  COMPENSATION(2)
   ------------------    ---- --------    ---------- --------------- ---------- ---------- --------- ---------------
Brian M. O'Hara(3)...... 1997 $550,000    $  750,000    $111,775     $        0  100,000      $ 0        $55,000
 President and Chief     1996  550,000     1,000,000     104,358      3,522,375  354,490        0         55,000
 Executive Officer of    1995  500,000       450,000     107,652        935,625   35,000        0         50,000
 the Company, Chairman
 and Chief Executive
 Officer of X.L. and
 Chairman of XLGRe.
Robert J. Cooney........ 1997 $400,000    $  400,000    $101,355     $        0   50,000      $ 0        $40,000
 Executive Vice
 President of            1996  400,000       350,000     101,365        946,875   50,000        0         40,000
 the Company and         1995  330,000       250,000      93,759        623,750   25,000        0         33,000
 President and Chief
 Operating Officer of
 X.L.
Brian G. Walford........ 1997 $345,000    $  345,000    $ 90,853     $        0        0      $ 0        $34,500
 Executive Vice          1996  345,000       250,000      89,017        568,125   35,000        0         34,500
 President and
 Chief Financial Officer 1995  320,000       220,000      98,788        249,500   17,500        0         32,000
 of the Company and
 Executive Vice
 President of X.L.
K. Bruce Connell........ 1997 $300,000    $  250,000    $ 79,278     $  307,500   30,000      $ 0        $30,000
 Executive Vice
 President of            1996  250,000       220,000      72,683        568,125   30,000        0         25,000
 the Company and         1995  200,000       175,000      73,515        187,125    7,500        0         20,000
 President and Chief
 Operating Officer of
 XLGRe.
Christopher V.
 Greetham(4)............ 1997 $270,000    $  200,000    $ 84,009     $  189,500   25,000      $ 0        $27,000
 Senior Vice President   1996   81,709(4)    100,000      16,500         75,750   10,000        0          8,171
 and Chief Investment
 Officer of the Company.

--------
(1) Mr. O'Hara received $96,000 for housing expenses in each of fiscal 1997, 1996 and 1995. Mr. Cooney received $96,000 for housing expenses in fiscal 1997 and 1996 and $84,000 in fiscal 1995. Mr. Walford received $84,000 for housing expenses in each of fiscal 1997, 1996 and 1995. Mr. Connell received $73,500 for housing expenses in fiscal 1997 and $66,000 for housing expenses in each of fiscal 1996 and 1995. Mr. Greetham received $66,000 for housing expenses in fiscal 1997 and $16,500 for such expenses in fiscal 1996.

(2) All other compensation relates to contributions to the Money Accumulation Pension Plan.
(3) See "Board of Directors--Certain Transactions."
(4) Mr. Greetham commenced employment with the Company on August 12, 1996.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table shows the options granted in the last fiscal year to the five most highly paid executive officers together with the potential realizable value at assumed rates of return:

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF STOCK
                                                                                    PRICE APPRECIATION
                                                                                            FOR
                                           INDIVIDUAL GRANTS                           OPTIONS TERM
                        ---------------------------------------------------------- ---------------------
                                         % OF
                        NUMBER OF    TOTAL OPTIONS
                        SECURITIES    GRANTED TO
                        UNDERLYING     EMPLOYEES    EXERCISE OR
                         OPTIONS        IN LAST      BASE PRICE
        NAME            GRANTED(1)    FISCAL YEAR  (PER SHARE)(2) EXPIRATION DATE      5%        10%
        ----            ----------   ------------- -------------- ---------------- ---------- ----------
Brian M. O'Hara........  100,000         18.6         $  61.50    December 1, 2007 $3,867,702 $9,801,516
 President and Chief
 Executive Officer of
 the Company, Chairman
 and Chief Executive
 Officer of X.L. and
 Chairman of XLGRe.
Robert J. Cooney.......   34,550          6.4         $  61.50    December 1, 2007 $1,336,291 $3,386,424
 Executive Vice           15,450(3)      10.9         $64.6875    December 5, 2007 $  628,531 $1,592,821
 President of the
 Company and President
 and Chief Operating
 Officer of X.L.
Brian G. Walford (4)...      --           --               --                  --         --         --
 Executive Vice
 President and Chief
 Financial Officer of
 the Company and
 Executive Vice
 President of X.L.
K. Bruce Connell.......   14,550          2.7         $  61.50    December 1, 2007 $  562,751 $1,426,121
 Executive Vice           15,450(3)      10.9         $64.6875    December 5, 2007 $  628,531 $1,592,821
 President and Chief
 Operating Officer of
 XLGRe.
Christopher V.
 Greetham..............   25,000          4.7         $  61.50    December 1, 2007 $  966,925 $2,450,379
 Senior Vice President
 and Chief Investment
 Officer of the Company

--------
(1)All options were granted under the Company's 1991 Performance Incentive Program.
(2)Market price at date of grant.
(3)Incentive stock options.
(4)Due to his retirement from the Company and X.L., Mr. Walford was not granted any options in respect of fiscal 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table shows the options exercised during the last fiscal year by the five most highly paid executive officers together with the number and value of unexercised options at November 30, 1997:

                         SHARES             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                        ACQUIRED IMPLIED    UNDERLYING OPTIONS AT    IN-THE-MONEY OPTIONS AT
                           ON     VALUE       NOVEMBER 30, 1997         NOVEMBER 30, 1997
NAME                    EXERCISE REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                    -------- -------- ------------------------- -------------------------
Brian M. O'Hara........     --        --       395,985/368,505       $14,390,948/$6,502,815
 President and Chief
 Executive Officer of
 the Company, Chairman
 and Chief Executive
 Officer of X.L. and
 Chairman of XLGRe
Robert J. Cooney.......  10,000  $559,375      208,995/100,005       $ 8,252,776/$1,292,849
 Executive Vice
 President of the
 Company and President
 and Chief Operating
 Officer of X.L.
Brian G. Walford.......  16,667  $704,181      107,333/ 35,000       $ 3,881,657/$  904,891
 Executive Vice
 President and Chief
 Financial Officer of
 the Company and
 Executive Vice
 President of X.L.
K. Bruce Connell.......     --        --        82,800/ 55,000       $ 3,206,665/$  624,062
 Executive Vice
 President of the
 Company and President
 and Chief Operating
 Officer of XLGRe
Christopher V.
 Greetham..............     --        --        10,000/ 45,000       $   257,953/$  515,797
 Senior Vice President
 and Chief Investment
 Officer of the Company

  No options have adjustable exercise prices.

                            RESTRICTED STOCK GRANTS

  The following table shows the restricted stock grants held by the five most highly paid executive officers at November 30, 1997:

                                     NO. OF RESTRICTED  VALUE OF RESTRICTED
                                      STOCK GRANTS AT     STOCK GRANTS AT
                                     NOVEMBER 30, 1997   NOVEMBER 30, 1997
NAME                                  VESTED/UNVESTED     VESTED/UNVESTED
----                                 ----------------- ---------------------
Brian M. O'Hara.....................  67,000/135,300   $4,120,500/$8,320,950
 President and Chief Executive
 Officer of the Company, Chairman
 and Chief Executive Officer of X.L.
 and Chairman of XLGRe
Robert J. Cooney....................  39,000/ 53,000   $2,398,500/$3,259,500
 Executive Vice President of the
 Company and President and Chief
 Operating Officer of X.L.

                                    NO. OF RESTRICTED  VALUE OF RESTRICTED
                                     STOCK GRANTS AT     STOCK GRANTS AT
                                    NOVEMBER 30, 1997   NOVEMBER 30, 1997
NAME                                 VESTED/UNVESTED     VESTED/UNVESTED
----                                ----------------- ---------------------
Brian G. Walford...................  40,200/ 27,800   $2,472,300/$1,709,700
 Executive Vice President and Chief
 Financial Officer of the Company
 and Executive Vice President of
 X.L.
K. Bruce Connell...................   3,600/ 28,400   $  221,400/$1,746,600
 Executive Vice President of the
 Company and president and Chief
 Operating Officer of XLGRe
Christopher V. Greetham............       0/ 11,000   $        0/$  676,500
 Senior Vice President and Chief
 Investment Officer of the Company

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Heap, a member of the Compensation Committee of the Company, is a former Chairman of the Board of the Company and former President and Chief Executive Officer of X.L. Mr. Clements, a member of the Compensation Committee of the Company, is a consultant to MMRCC and has been the Chairman of Risk Capital Holdings, Inc., the parent company of RCRe, since its formation in 1995. See "Board of Directors-- Certain Transactions."

COMPENSATION COMMITTEE REPORT

  The Compensation Committee, composed of three independent outside Directors, recommends guiding principles and major compensation programs to the Board of Directors and approves annual incentive compensation awards under the program.

  The Board of Directors and the Compensation Committee believe that the Company's success requires a small but highly motivated and professional staff. The compensation policies, therefore, are designed to attract and retain at the Company's offshore location, and to motivate, such a staff.

  The executive compensation program combines base salary, annual bonus and a long-term incentive in the form of a stock ownership program. Annual compensation is highly leveraged with at risk components, to provide a strong link to Company and individual performance. To further align the interests of senior management with the interests of Shareholders, the program provides management with a significant stock component to their compensation package.

  The Company retained the services of Sibson & Company, Inc., a human resource management consulting firm, to advise on competitive pay levels for senior executives and to recommend appropriate pay levels for future compensation administration.

  Sibson & Company, Inc. based its annual compensation recommendations on an assessment of United States market rates for salary and bonus, with adjustments to reflect appropriate pay positioning and cost-of-living differences for Bermuda versus the United States. Sibson & Company, Inc. developed competitive annual stock option and grant levels based on a market survey of approximately 50 large financial services companies.

  Base salary increases are based on individual and corporate performance and reflect market and cost-of-living increases. Pay positioning was set at approximately the 80th percentile of comparative insurance industry segments. Rationale for pay positioning was based on four primary factors: need for highly qualified professionals, specialized areas of expertise, retention of executives critical to Company success and high barrier of recruitment for potential competitors.

  The Company has also engaged other management consultants to review the effectiveness of the Company's executive compensation program and to assist in defining appropriate measures of corporate performance for incentive compensation purposes.

  Under the Company's annual bonus plan, bonuses are paid in December or January based on individual and corporate performance during the prior fiscal year. Performance targets are established annually.

  Major factors taken into account in making awards to the Chief Executive Officer and senior management include share performance relative to a peer group, premium growth, combined ratio, retention rate, investment management results and strategic steps to protect and expand the Company's business in a rapidly changing market, featuring perceived increased linkages of the risk transfer capabilities of the insurance industry and the capital access and availability of the financial markets.

  Since July 19, 1991, the date on which the Company's Shares were first listed on the New York Stock Exchange, the Company's stock has significantly outperformed both the Standard & Poor's 500 Stock Index and the Standard & Poor's Property Casualty Index.

  The Company's Long-Term Incentive Plan provides annual grants of stock options and restricted stock intended to motivate executives to improve total return to Shareholders. The number of options granted is based on competitive grant values for the salary level/position and the Share price at the time of grant.

                                          Robert Clements
                                          Robert V. Hatcher, Jr.
                                          Ian R. Heap

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly dollar change in the cumulative total Shareholder return on the Company's Shares (assuming reinvestment of dividends) from July 19, 1991 (the date on which the Company's Shares were first listed on the New York Stock Exchange) through November 30, 1997, as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Property Casualty Index.

                                     LOGO

                XL      S&P 500     S&P Property Casualty
---------------------------------------------------------
19-Jul-91          100          100                   100
---------------------------------------------------------
30-Nov-92        106.3         98.9                  94.6
---------------------------------------------------------
31-May-92        119.1        111.1                  99.1
---------------------------------------------------------
30-Nov-92        158.8        117.1                 124.2
---------------------------------------------------------
31-May-93        165.3          124                 129.1
---------------------------------------------------------
30-Nov-93        154.8        128.9                 126.6
---------------------------------------------------------
31-May-94        152.4        129.2                 125.8
---------------------------------------------------------
30-Nov-94        137.8        130.3                 120.7
---------------------------------------------------------
31-May-95        174.5        155.3                 146.8
---------------------------------------------------------
30-Nov-95        236.1        178.4                 175.1
---------------------------------------------------------
31-May-96        265.9        199.4                 175.6
---------------------------------------------------------
30-Nov-96        294.5          228                 221.1
---------------------------------------------------------
31-May-97        349.4          258                 252.9
---------------------------------------------------------
30-Nov-97        491.8          293                 289.4
---------------------------------------------------------

                   II. SELECTION OF INDEPENDENT ACCOUNTANTS

  The Audit Committee and the Board of Directors have recommended the appointment of Coopers & Lybrand, Bermuda, as the independent Auditors of the Company for the fiscal year ending November 30, 1998. Representatives of the firm are expected to be present at the Annual General Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPOINT COOPERS & LYBRAND, BERMUDA.

              III. STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING
  Proposals intended for inclusion in next year's Proxy Statement should be sent to the Company's Secretary at Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda and must be received by October 23, 1998.

  Any Shareholder entitled to vote at a meeting may nominate persons for election as Directors if written notice of such intent is delivered or mailed, postage prepaid, and received by the Company's Secretary at the principal executive offices of the Company not less than 5 days nor more than 21 days before the date appointed for such meeting. The shareholder notice must include the following information about the proposed nominee: (a) name, age, and business and residence addresses; (b) principal occupation or employment;
(c) class and number of Shares or securities of the Company beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934, including the proposed nominee's written consent to serve if elected. The notice must also include information on the Shareholder making the nomination, such as name and address as it appears on the Company's books and the class and number of Shares of the Company beneficially owned. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

                               IV. OTHER MATTERS

  While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

PROXY SOLICITATION

  The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by Directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements of that firm. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

  THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K THAT IT FILES ANNUALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THIS REPORT FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1997, MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT CUMBERLAND HOUSE, ONE VICTORIA STREET, HAMILTON HM 11, BERMUDA.

                                          As ordered,

                                          Brian M. O'Hara
                                          President and Chief Executive
                                           Officer

                              PROXY--EXEL LIMITED


     The undersigned Shareholder of EXEL Limited hereby appoints Brian M. O'Hara or, failing him, Paul S. Giordano, to be its proxy and to vote for the undersigned on all matters arising at the meeting or any adjournment thereof and to represent the undersigned at the Annual General Meeting of Shareholders of EXEL Limited to be held on March 31, 1998 in Hamilton, Bermuda.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS (1),
(2) AND (3) ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED, THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.


       (Continued, and to be marked, dated and signed, on the other side)

                                                      Please mark your
                                                      votes as indicated [X]
                                                      in this example


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                      FOR  AGAINST
1. To elect the following four       [___]  [___]  (Instructions: To withhold
   nominees as Class II Directors to                 authority to vote for any
   hold office until 2001                            nominee listed, write that
   R.V. Hatcher, Jr.       J.T. Thornton             nominee's name in the space
   B.M. O'Hara             J. Weiser                 provided below)
                                                   ____________________________


2. To appoint Coopers & Lybrand,
   Bermuda, to act as the Independent    FOR  AGAINST  ABSTAIN
   Auditors of the Company for the      [___]  [___]    [___]
   fiscal year ending November 30, 1998.


_________________________________________
        (Name of Shareholder)
Dated:
_________________________________________, 1998

By:______________________________________

PLEASE SIGN, DATE AND PROMPTLY RETURN
THIS PROXY IN THE ENCLOSED ENVELOPE.